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DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Full Year Results Exceed Guidance
Completes Sale of the Westin Washington D.C. City Center
Announces $0.08 First Quarter 2025 Dividend
BETHESDA, Maryland, Thursday, February 27, 2025 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights
•Net Loss: Net loss attributable to common stockholders was $13.7 million, or ($0.07) per diluted share compared to net income attributable to common stockholders of $8.5 million in the fourth quarter of 2023. The net loss attributable to common stockholders includes a $32.6 million impairment loss recorded on the Westin Washington D.C. City City Center.
•Comparable Revenues: $280.5 million, an increase of 5.7% compared to the fourth quarter of 2023.
•Comparable RevPAR: $200.46, an increase of 5.4% compared to the fourth quarter of 2023.
•Comparable Hotel Adjusted EBITDA: $75.9 million, an increase of 16.4% compared to the fourth quarter of 2023.
•Comparable Hotel Adjusted EBITDA Margin: 27.08%, an increase of 253 basis points compared to the fourth quarter of 2023.
•Adjusted EBITDA: $68.7 million, an increase of 19.9% compared to the fourth quarter of 2023.
•Adjusted FFO per Share: $0.24, an increase of 33.3% compared to the fourth quarter of 2023.
•Hotel Acquisition: Acquired the AC Hotel Minneapolis Downtown for $30.0 million on November 12, 2024.

Full Year 2024 Highlights
•Net Income: Net income attributable to common stockholders was $38.2 million, or $0.18 per diluted share as compared to $76.5 million in 2023. Net income attributable to common stockholders includes a $32.6 million impairment loss recorded on the Westin Washington D.C. City Center and $20.4 million of severance costs related to the executive transition in 2024.
•Comparable Revenues: $1.1 billion, an increase of 4.3% compared to 2023.
•Comparable RevPAR: $205.15, an increase of 2.6% compared to 2023.
•Comparable Hotel Adjusted EBITDA: $321.4 million, an increase of 5.3% compared to 2023.
•Comparable Hotel Adjusted EBITDA Margin: 28.21%, an increase of 27 basis points compared to 2023.

•Adjusted EBITDA: $290.4 million, an increase of 6.9% compared to 2023.
•Adjusted FFO per Share: $1.01, an increase of 8.6% to 2023.
•Brand Conversion: The Company completed the repositioning and rebranding of the Hilton Burlington Lake Champlain as the Hotel Champlain Burlington, Curio Collection by Hilton in July 2024.
•Debt Financing: The Company repaid its $73.3 million mortgage loan secured by the Courtyard New York Manhattan/Midtown East and extended the maturity date of its $300 million unsecured term loan by one year to January 2026.
•Share Repurchases: The Company repurchased 3.1 million shares of its common stock at a weighted average price of $8.33 per share for a total consideration of approximately $26.0 million during 2024.

Recent Development
•Hotel Disposition: The Company completed the sale of the Westin Washington D.C. City Center for a contract price of $92.0 million on February 19, 2025.

“Fourth quarter operating results exceeded our expectations, with group revenues increasing over 8%
compared to last year and business transient revenues increasing over 5% to last year. This strong revenue growth coupled with cost savings initiatives led to fourth quarter results exceeding our guidance range.

We expect continued growth from our urban hotels in 2025 and the completed rebrandings of Hotel
Champlain and The Dagny, as well as the renovations at Bourbon Orleans and Westin San Diego, are expected to drive additional growth. Our resort hotels are focused on driving incremental group demand and increasing operating efficiencies in the face of continued softness from the leisure customer. In total, we expect to see steadily improving growth as we move throughout the year.

The sale of the Westin Washington D.C. marks an important step in our strategy to harvest capital from low free cash flow growth assets and redeploy proceeds into higher return on investment opportunities to drive sustained earnings per share growth for our shareholders."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels owned as of December 31, 2024 for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$290.02	$280.55	3.4%	$282.70	$279.08	1.3%
Occupancy	69.1%	67.8%	1.3%	72.6%	71.6%	1.0%
RevPAR	$200.46	$190.18	5.4%	$205.15	$199.89	2.6%
Total RevPAR	$304.86	$288.88	5.5%	$311.24	$299.96	3.8%
Room Revenues	$184.4	$174.7	5.6%	$750.8	$728.0	3.1%
Total Revenues	$280.5	$265.4	5.7%	$1,139.1	$1,092.5	4.3%
Hotel Adjusted EBITDA	$75.9	$65.2	16.4%	$321.4	$305.2	5.3%
Hotel Adjusted EBITDA Margin	27.08%	24.55%	253 bps	28.21%	27.94%	27 bps
Available Rooms	920,000	918,800	1,200	3,660,001	3,641,984	18,017

Actual Operating Results (2)
Total Revenues	$279.1	$263.5	5.9%	$1,129.9	$1,074.9	5.1%
Net (loss) / income attributable to common stockholders	$(13.7)	$8.5	(261.2)%	$38.2	$76.5	(50.1)%
(Loss) / Earnings per diluted share	$(0.07)	$0.04	(275.0)%	$0.18	$0.36	(50.0)%
Adjusted EBITDA	$68.7	$57.3	19.9%	$290.4	$271.7	6.9%
Adjusted FFO	$49.4	$38.6	28.0%	$213.7	$198.5	7.7%
Adjusted FFO per diluted share	$0.24	$0.18	33.3%	$1.01	$0.93	8.6%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2023 to November 11, 2024 and Chico Hot Springs Resort from January 1, 2023 to July 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Hotel Disposition

On February 19, 2025, the Company completed the sale of the 410-room Westin Washington D.C. City Center for a contract price of $92.0 million. The sales price represents an 11.2x multiple on 2024 Hotel EBITDA and a 7.5% capitalization rate on 2024 hotel net operating income, or a capitalization rate of 5.6% inclusive of the Company’s projected capital expenditures. Excluding a one-time property tax credit and temporary discount on franchise fees the Hotel received in 2024, the sales price represents an 11.9x multiple on 2024 Hotel EBITDA and a 7.0% capitalization rate on 2024 Hotel net operating income, or a capitalization rate of 5.2% inclusive of the Company’s projected capital expenditures.

Capital Expenditures

The Company invested approximately $81.6 million in capital improvements at its hotels during the year ended December 31, 2024. Significant projects in 2024 included the following:

•Hotel Champlain Burlington: The Company completed the rebranding and repositioning of the Hilton Burlington Lake Champlain to Hotel Champlain Burlington, a Curio Collection by Hilton in July 2024. The transformation of the 258-room hotel represents a strong return-on-investment opportunity and included the creation of new lifestyle community spaces, a new all-day cafe, an upgraded state-of-the-art fitness center, and a new signature seafood restaurant, Original Skiff Fish & Oysters, in partnership with a local award-winning chef.
•Westin San Diego Bayview: The Company completed a comprehensive renovation of the hotel's guestrooms during the second quarter of 2024.
•Bourbon Orleans Hotel: The Company completed a comprehensive renovation of the hotel's guestrooms during the third quarter of 2024.

The Company expects to invest approximately $85 to $95 million in capital improvements at its hotels in 2025. Significant projects in 2025 include the following:

•Orchards Inn Sedona: The Company commenced the repositioning of Orchards Inn as the Cliffs at L'Auberge on November 1, 2024. The repositioning will integrate the hotel with the adjacent L'Auberge de Sedona and includes construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The Company expects to complete the project in the third quarter of 2025.
•Hilton Garden Inn New York / Times Square Central: The Company expects to complete a renovation of the hotel's guestrooms during the first quarter of 2025.
•Kimpton Hotel Palomar Phoenix: The Company expects to commence a renovation of the hotel's guestrooms during the second quarter of 2025.
•Courtyard New York Manhattan/Midtown East: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2025.

Balance Sheet and Liquidity

As of December 31, 2024, the Company had total debt outstanding of $1.1 billion, consisting of $800.0 million of unsecured term loans and $295.8 million of three property-specific mortgage loans, with a weighted average interest rate of 5.21%. During the third quarter of 2024, the Company repaid the $73.3 million mortgage loan secured by the Courtyard New York Manhattan/Midtown East with cash on hand and exercised its right to extend the maturity date of its $300.0 million unsecured term loan for one year to January 3, 2026. The Company is actively pursuing a financing transaction, the proceeds of which will be used to repay its three outstanding mortgage loans that each mature during 2025. In the event that the Company is unsuccessful in obtaining this new financing, it may use a combination of cash on hand and its senior unsecured revolving credit facility to address the maturities.

The Company ended the year with $584.3 million of liquidity, comprised of $81.4 million of unrestricted corporate cash, $102.9 million of unrestricted cash at its hotels and full availability of its revolving credit facility.

Share Repurchase Program

During the year ended December 31, 2024, the Company repurchased 3.1 million shares of its common stock at an average price of $8.33 per share for a total purchase price of $26.0 million. The Company currently has $174.0 million of remaining capacity under its $200.0 million share repurchase program.

Dividends

The Company paid a fourth quarter cash dividend of $0.23 per common share, which included a regular quarterly dividend of $0.03 per common share, along with a stub dividend of $0.20 per common share, on January 14, 2025 to shareholders of record as of December 31, 2024. Additionally, the Company paid a quarterly dividend of

$0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on December 31, 2024 to shareholders of record as of December 20, 2024.

On February 25, 2025, the Company's Board of Directors declared a regular quarterly cash dividend of $0.08 per share on its common stock. The dividend will be paid on April 11, 2025 to shareholders of record as of March 28, 2025. The Company’s Board of Directors also declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock. The dividend is payable on March 28, 2025 to shareholders of record as of March 20, 2025.

Guidance
The Company is providing annual guidance for 2025. The outlook is based on the current economic and operating environment for its current portfolio of hotels and does not take into account any unanticipated impacts to it the business or operations. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

Metric	Low End	High End
Comparable RevPAR Growth	1.0%	3.0%
Adjusted EBITDA	$275 million	$300 million
Adjusted FFO	$199 million	$224 million
Adjusted FFO per share	$0.94 per share	$1.06 per share

Effective January 1, 2025, the Company will exclude share-based compensation from its calculations of Adjusted EBITDA and Adjusted FFO in order to provide comparability with its peers. This change has been incorporated in the above guidance ranges for Adjusted EBITDA and Adjusted FFO. Share-based compensation was $7.4 million for full year 2024.

Full year 2025 guidance is based in part on the following assumptions:
•Full year corporate expenses, excluding share-based compensation, of approximately $24 million to $25 million;
•Full year cash interest expense of approximately $64 million to $65 million;
•Full year income tax expense of approximately $1 million to $2 million;
•Fully diluted weighted average common shares and units of 211 million; and
•3,502,540 full year available rooms.

Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Friday, February 28, 2025, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS	(unaudited)
Property and equipment, net	$2,631,221	$2,755,195
Assets held for sale	93,400	—
Right-of-use assets	89,931	97,692
Restricted cash	47,408	45,576
Due from hotel managers	145,947	144,689
Prepaid and other assets	82,963	73,940
Cash and cash equivalents	81,381	121,595
Total assets	$3,172,251	$3,238,687

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,095,294	1,177,005
Lease liabilities	85,235	112,866
Due to hotel managers	121,734	116,522
Liabilities of assets held for sale	3,352	—
Deferred rent	73,535	69,209
Unfavorable contract liabilities, net	58,208	59,866
Accounts payable and accrued expenses	79,201	39,563
Distributions declared and unpaid	49,034	6,324
Deferred income related to key money, net	7,726	8,349
Total liabilities	1,573,319	1,589,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at December 31, 2024 and 2023	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 207,592,210 and 209,627,197 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	2,076	2,096
Additional paid-in capital	2,268,521	2,291,297
Accumulated other comprehensive loss	(1,360)	(2,036)
Distributions in excess of earnings	(679,050)	(649,330)
Total stockholders’ equity	1,590,235	1,642,075
Noncontrolling interests	8,697	6,908
Total equity	1,598,932	1,648,983
Total liabilities and equity	$3,172,251	$3,238,687

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rooms	$183,161	$173,122	$742,626	$717,447
Food and beverage	69,403	66,888	281,682	259,757
Other	26,487	23,537	105,575	97,663
Total revenues	279,051	263,547	1,129,883	1,074,867
Operating Expenses:
Rooms	46,659	45,673	186,131	176,765
Food and beverage	48,056	46,060	193,331	180,546
Other departmental and support expenses	68,789	68,171	268,563	261,536
Management fees	6,738	5,802	27,149	24,998
Franchise fees	10,014	9,345	39,724	35,738
Other property-level expenses	24,789	25,422	103,347	102,177
Depreciation and amortization	29,046	28,307	113,588	111,302
Impairment losses	32,573	—	34,169	941
Corporate expenses	7,828	8,371	52,911	32,048
Business interruption insurance income	—	—	—	(647)
Total operating expenses, net	274,492	237,151	1,018,913	925,404

Interest expense	16,082	16,360	65,516	65,072
Interest (income) and other (income) expense, net	(1,072)	(844)	(4,337)	(2,561)
Total other expenses, net	15,010	15,516	61,179	62,511
(Loss) / Income before income taxes	(10,451)	10,880	49,791	86,952
Income tax (expense) / benefit	(845)	103	(1,541)	(317)
Net (loss) / income	(11,296)	10,983	48,250	86,635
Less: Net loss / (income) attributable to noncontrolling interests	53	(36)	(203)	(295)
Net (loss) / income attributable to the Company	(11,243)	10,947	48,047	86,340
Distributions to preferred stockholders	(2,454)	(2,454)	(9,817)	(9,817)
Net (loss) / income attributable to common stockholders	$(13,697)	$8,493	$38,230	$76,523
(Loss) / Earnings per share:
(Loss) / Earnings per share available to common stockholders - basic	$(0.07)	$0.04	$0.18	$0.36
(Loss) / Earnings per share available to common stockholders - diluted	$(0.07)	$0.04	$0.18	$0.36

Weighted-average number of common shares outstanding:
Basic	208,965,671	211,498,736	210,286,342	211,518,826
Diluted	208,965,671	212,578,308	211,240,170	212,304,117

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: Effective January 1, 2025, we will exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, ensuring consistency in our financial reporting and covenant compliance.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$(11,296)	$10,983	$48,250	$86,635
Interest expense	16,082	16,360	65,516	65,072
Income tax expense / (benefit)	845	(103)	1,541	317
Real estate related depreciation and amortization	29,046	28,307	113,588	111,302
EBITDA	34,677	55,547	228,895	263,326
Impairment losses	32,573	—	34,169	941
EBITDAre	67,250	55,547	263,064	264,267
Non-cash lease expense and other amortization	1,366	1,536	5,970	6,156
Severance costs	—	—	20,362	—
Hotel pre-opening costs	81	208	1,006	1,246
Adjusted EBITDA	68,697	57,291	290,402	271,669
Corporate expenses	7,828	8,371	32,549	32,048
Interest (income) and other (income) expense, net	(1,072)	(844)	(4,337)	(2,561)
Hotel Adjusted EBITDA	$75,453	$64,818	$318,614	$301,156

	Full Year 2025 Guidance
	Low End	High End
Net income	$79,117	$105,117
Interest expense	65,000	64,000
Income tax expense	1,183	2,183
Real estate related depreciation and amortization	116,000	115,000
EBITDA/EBITDAre	261,300	286,300
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Hotel pre-opening costs	500	500
Adjusted EBITDA	$275,000	$300,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$(11,296)	$10,983	$48,250	$86,635
Real estate related depreciation and amortization	29,046	28,307	113,588	111,302
Impairment losses	32,573	—	34,169	941
FFO	50,323	39,290	196,007	198,878
Distribution to preferred stockholders	(2,454)	(2,454)	(9,817)	(9,817)
FFO available to common stock and unit holders	47,869	36,836	186,190	189,061
Non-cash lease expense and other amortization	1,488	1,536	6,092	6,156
Severance costs	—	—	20,362	—
Hotel pre-opening costs	81	208	1,006	1,246
Fair value adjustments to interest rate swaps	—	—	—	2,033
Adjusted FFO available to common stock and unit holders	$49,438	$38,580	$213,650	$198,496
Adjusted FFO available to common stock and unit holders, per diluted share	$0.24	$0.18	$1.01	$0.93
Diluted Weighted Average Shares and Units	209,960	213,301	212,141	213,035

	Full Year 2025 Guidance
	Low End	High End
Net income	$79,117	$105,117
Real estate related depreciation and amortization	116,000	115,000
FFO	195,117	220,117
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	185,300	210,300
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Hotel pre-opening costs	500	500
Adjusted FFO available to common stock and unit holders	$199,000	$224,000
Adjusted FFO available to common stock and unit holders, per diluted share	$0.94	$1.06
Diluted Weighted Average Shares and Units	211,000	211,000

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$279,051	$263,547	$1,129,883	$1,074,867
Hotel revenues from prior ownership (1)	1,423	1,881	9,257	17,585
Comparable Revenues	$280,474	$265,428	$1,139,140	$1,092,452

Hotel Adjusted EBITDA	$75,453	$64,818	$318,614	$301,156
Hotel Adjusted EBITDA from prior ownership (1)	487	353	2,781	4,068
Comparable Hotel Adjusted EBITDA	$75,940	$65,171	$321,395	$305,224

Hotel Adjusted EBITDA Margin	27.04%	24.59%	28.20%	28.02%
Comparable Hotel Adjusted EBITDA Margin	27.08%	24.55%	28.21%	27.94%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2023 to November 11, 2024 and Chico Hot Springs Resort from January 1, 2023 to July 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 36 hotels.

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024	Quarter 4, 2024	Full Year 2024
ADR	$269.95	$292.59	$282.05	$291.24	$284.26
Occupancy	67.6%	77.5%	76.2%	69.5%	72.7%
RevPAR	$182.50	$226.83	$214.79	$202.40	$206.64
Total RevPAR	$287.09	$346.27	$318.60	$309.18	$315.28
Revenues (in thousands)	$250,491	$302,217	$281,127	$272,783	$1,106,618
Hotel Adjusted EBITDA (in thousands)	$60,047	$97,206	$82,003	$73,899	$313,155
Hotel Adjusted EBITDA Margin	23.97%	32.16%	29.17%	27.09%	28.30%
Available Rooms	872,508	872,781	882,372	882,280	3,509,941

Market Capitalization as of December 31, 2024
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2024 closing price of $9.03/share)	$1,902,473
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,095,808
Cash and cash equivalents	(81,381)
Total enterprise value	$3,035,900
Share Reconciliation

Common shares outstanding	207,592
Operating partnership units	1,135
Unvested restricted stock held by management and employees	622
Share grants under deferred compensation plan	1,335
Combined shares and units	210,684

Debt Summary as of December 31, 2024
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	71,766	May 2025
Hotel Clio	4.33%	Fixed	54,657	July 2025
Westin Boston Seaport District	4.36%	Fixed	169,385	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2026 (3)
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (4)
Total debt			1,095,808
Unamortized debt issuance costs (5)			(514)
Debt, net of unamortized debt issuance costs			$1,095,294

Weighted-average interest rate of fixed rate debt	4.48%
Total weighted-average interest rate (6)	5.21%

(1)    Interest rate as of December 31, 2024 was 5.38%, which includes the effect of interest rate swaps.
(2)    Interest rate as of December 31, 2024 was 5.79%.
(3) In September 2024, we exercised our option to extend the maturity by an additional year to January 2026.
(4)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(5)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(6)    Weighted-average interest rate includes the effect of interest rate swaps.

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2024	4Q 2023	B/(W) 2023	4Q 2024	4Q 2023	B/(W) 2023	4Q 2024	4Q 2023	B/(W) 2023

AC Hotel Minneapolis Downtown (1)	245	$136.45	$134.51	1.4%	39.4%	35.2%	4.2%	$53.73	$47.37	13.4%
Atlanta Marriott Alpharetta	318	$158.90	$159.19	(0.2)%	63.1%	57.4%	5.7%	$100.19	$91.42	9.6%
Bourbon Orleans Hotel	220	$276.79	$254.80	8.6%	67.8%	71.7%	(3.9)%	$187.68	$182.57	2.8%
Cavallo Point, The Lodge at the Golden Gate	142	$562.69	$595.48	(5.5)%	61.6%	54.1%	7.5%	$346.56	$322.08	7.6%
Chicago Marriott Downtown Magnificent Mile	1,200	$271.35	$248.64	9.1%	65.9%	55.9%	10.0%	$178.79	$138.90	28.7%
Chico Hot Springs Resort & Day Spa	117	$205.51	$183.22	12.2%	59.7%	56.8%	2.9%	$122.66	$104.05	17.9%
Courtyard Denver Downtown	177	$186.30	$203.58	(8.5)%	71.1%	65.8%	5.3%	$132.42	$133.97	(1.2)%
Courtyard New York Manhattan/Fifth Avenue	189	$379.78	$346.88	9.5%	96.2%	95.8%	0.4%	$365.21	$332.38	9.9%
Courtyard New York Manhattan/Midtown East	321	$459.19	$424.16	8.3%	91.4%	92.0%	(0.6)%	$419.84	$390.33	7.6%
Embassy Suites by Hilton Bethesda	272	$174.53	$164.99	5.8%	63.6%	68.6%	(5.0)%	$111.03	$113.20	(1.9)%
Havana Cabana Key West	106	$254.64	$285.15	(10.7)%	74.2%	80.2%	(6.0)%	$188.92	$228.69	(17.4)%
Henderson Beach Resort	269	$304.09	$313.74	(3.1)%	35.7%	37.4%	(1.7)%	$108.65	$117.44	(7.5)%
Henderson Park Inn	37	$505.27	$490.86	2.9%	50.9%	65.0%	(14.1)%	$257.09	$318.83	(19.4)%
Hilton Garden Inn New York/Times Square Central	282	$365.01	$338.43	7.9%	98.5%	97.4%	1.1%	$359.50	$329.68	9.0%
Hotel Champlain Burlington	258	$226.21	$237.78	(4.9)%	75.6%	74.1%	1.5%	$171.06	$176.23	(2.9)%
Hotel Clio	199	$283.43	$294.92	(3.9)%	78.6%	74.0%	4.6%	$222.85	$218.31	2.1%
Hotel Emblem San Francisco	96	$157.32	$198.08	(20.6)%	52.2%	62.2%	(10.0)%	$82.08	$123.24	(33.4)%
Kimpton Hotel Palomar Phoenix	242	$216.36	$222.15	(2.6)%	72.5%	76.2%	(3.7)%	$156.77	$169.22	(7.4)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$208.69	$194.74	7.2%	71.5%	72.1%	(0.6)%	$149.24	$140.34	6.3%
Kimpton Shorebreak Huntington Beach Resort	157	$261.23	$278.33	(6.1)%	76.9%	83.7%	(6.8)%	$200.88	$232.99	(13.8)%
L'Auberge de Sedona	88	$999.60	$976.16	2.4%	71.4%	71.0%	0.4%	$713.65	$693.17	3.0%
Lake Austin Spa Resort	40	$984.52	$1,048.17	(6.1)%	53.6%	58.3%	(4.7)%	$527.84	$610.67	(13.6)%
Margaritaville Beach House Key West	186	$379.48	$380.73	(0.3)%	77.0%	77.9%	(0.9)%	$292.30	$296.54	(1.4)%
Orchards Inn Sedona	70	$354.47	$328.61	7.9%	30.7%	61.0%	(30.3)%	$108.87	$200.43	(45.7)%
Salt Lake City Marriott Downtown at City Creek	510	$190.05	$174.37	9.0%	60.7%	60.6%	0.1%	$115.28	$105.72	9.0%
The Dagny Boston	403	$286.50	$243.15	17.8%	84.1%	86.2%	(2.1)%	$241.06	$209.62	15.0%
The Gwen	311	$299.97	$291.32	3.0%	74.1%	74.3%	(0.2)%	$222.36	$216.48	2.7%
The Hythe Vail	344	$452.36	$443.41	2.0%	45.8%	42.4%	3.4%	$207.40	$187.87	10.4%
The Landing Lake Tahoe Resort & Spa	82	$337.17	$367.30	(8.2)%	50.4%	46.7%	3.7%	$169.88	$171.38	(0.9)%
The Lindy Renaissance Charleston Hotel	167	$352.82	$332.83	6.0%	87.0%	87.1%	(0.1)%	$307.03	$289.77	6.0%
The Lodge at Sonoma Resort	182	$390.94	$438.25	(10.8)%	70.2%	52.9%	17.3%	$274.39	$231.63	18.5%
Tranquility Bay Beachfront Resort	103	$529.17	$560.50	(5.6)%	67.0%	74.0%	(7.0)%	$354.55	$414.99	(14.6)%
Westin Boston Waterfront	793	$270.24	$258.04	4.7%	75.2%	71.8%	3.4%	$203.11	$185.18	9.7%
Westin Fort Lauderdale Beach Resort	432	$247.81	$235.79	5.1%	74.4%	76.9%	(2.5)%	$184.40	$181.42	1.6%
Westin San Diego Bayview	436	$222.23	$224.65	(1.1)%	68.1%	65.0%	3.1%	$151.43	$146.08	3.7%
Westin Washington D.C. City Center	410	$256.97	$227.50	13.0%	60.4%	64.6%	(4.2)%	$155.17	$146.92	5.6%
Worthington Renaissance Fort Worth Hotel	504	$203.43	$208.37	(2.4)%	69.2%	69.9%	(0.7)%	$140.86	$145.65	(3.3)%
Comparable Total (2)	10,004	$290.02	$280.55	3.4%	69.1%	67.8%	1.3%	$200.46	$190.18	5.4%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the operating results of the period from November 12, 2024 to December 31, 2024 and the comparable period of 2023.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and Chico Hot Springs Resort & Day Spa acquired in 2023.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023

AC Hotel Minneapolis Downtown (1)	245	$136.45	$134.51	1.4%	39.4%	35.2%	4.2%	$53.73	$47.37	13.4%
Atlanta Marriott Alpharetta	318	$157.97	$155.55	1.6%	64.4%	65.7%	(1.3)%	$101.66	$102.21	(0.5)%
Bourbon Orleans Hotel	220	$249.85	$241.00	3.7%	68.5%	75.6%	(7.1)%	$171.10	$182.23	(6.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$574.60	$591.89	(2.9)%	60.3%	55.4%	4.9%	$346.53	$327.66	5.8%
Chicago Marriott Downtown Magnificent Mile	1,200	$257.60	$246.73	4.4%	63.4%	59.5%	3.9%	$163.27	$146.76	11.2%
Chico Hot Springs Resort & Day Spa	117	$205.35	$177.58	15.6%	70.4%	70.7%	(0.3)%	$144.62	$125.52	15.2%
Courtyard Denver Downtown	177	$202.95	$216.78	(6.4)%	77.2%	75.2%	2.0%	$156.69	$163.04	(3.9)%
Courtyard New York Manhattan/Fifth Avenue	189	$306.10	$289.73	5.7%	91.5%	95.3%	(3.8)%	$280.11	$276.15	1.4%
Courtyard New York Manhattan/Midtown East	321	$357.72	$342.30	4.5%	92.3%	90.9%	1.4%	$330.11	$311.13	6.1%
Embassy Suites by Hilton Bethesda	272	$175.06	$163.92	6.8%	69.7%	71.0%	(1.3)%	$122.07	$116.45	4.8%
Havana Cabana Key West	106	$293.52	$300.60	(2.4)%	77.7%	83.2%	(5.5)%	$227.99	$250.01	(8.8)%
Henderson Park Resort	269	$406.38	$432.60	(6.1)%	53.1%	55.4%	(2.3)%	$215.61	$239.49	(10.0)%
Henderson Park Inn	37	$575.56	$595.38	(3.3)%	65.6%	68.9%	(3.3)%	$377.33	$410.13	(8.0)%
Hilton Garden Inn New York/Times Square Central	282	$280.33	$275.67	1.7%	92.0%	91.4%	0.6%	$257.81	$251.93	2.3%
Hotel Champlain Burlington	258	$235.51	$248.79	(5.3)%	74.6%	75.7%	(1.1)%	$175.69	$188.22	(6.7)%
Hotel Clio	199	$304.46	$313.75	(3.0)%	77.9%	71.9%	6.0%	$237.26	$225.52	5.2%
Hotel Emblem San Francisco	96	$195.52	$234.34	(16.6)%	59.9%	65.8%	(5.9)%	$117.20	$154.14	(24.0)%
Kimpton Hotel Palomar Phoenix	242	$222.82	$222.03	0.4%	75.1%	76.0%	(0.9)%	$167.41	$168.84	(0.8)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$203.39	$211.05	(3.6)%	73.7%	67.7%	6.0%	$149.98	$142.94	4.9%
Kimpton Shorebreak Huntington Beach Resort	157	$312.59	$322.69	(3.1)%	82.1%	81.9%	0.2%	$256.56	$264.35	(2.9)%
L'Auberge de Sedona	88	$886.86	$926.89	(4.3)%	67.3%	62.8%	4.5%	$597.16	$581.76	2.6%
Lake Austin Spa Resort	40	$1,012.08	$1,065.76	(5.0)%	57.8%	58.5%	(0.7)%	$585.19	$623.11	(6.1)%
Margaritaville Beach House Key West	186	$396.94	$398.18	(0.3)%	82.3%	82.7%	(0.4)%	$326.63	$329.19	(0.8)%
Orchards Inn Sedona	70	$293.23	$293.83	(0.2)%	50.0%	59.9%	(9.9)%	$146.71	$176.08	(16.7)%
Salt Lake City Marriott Downtown at City Creek	510	$192.28	$186.86	2.9%	66.5%	62.6%	3.9%	$127.86	$116.96	9.3%
The Dagny Boston	403	$277.32	$278.65	(0.5)%	85.5%	77.8%	7.7%	$236.99	$216.90	9.3%
The Gwen	311	$296.64	$297.18	(0.2)%	75.2%	74.5%	0.7%	$222.93	$221.33	0.7%
The Hythe Vail	344	$425.03	$436.67	(2.7)%	59.8%	56.4%	3.4%	$254.21	$246.16	3.3%
The Landing Lake Tahoe Resort & Spa	82	$415.66	$448.48	(7.3)%	60.7%	51.4%	9.3%	$252.27	$230.43	9.5%
The Lindy Renaissance Charleston Hotel	167	$344.88	$347.26	(0.7)%	87.8%	88.7%	(0.9)%	$302.80	$307.88	(1.6)%
The Lodge at Sonoma Resort	182	$405.07	$451.90	(10.4)%	67.3%	60.2%	7.1%	$272.43	$272.13	0.1%
Tranquility Bay Beachfront Resort	103	$601.79	$630.39	(4.5)%	73.7%	76.8%	(3.1)%	$443.56	$484.26	(8.4)%
Westin Boston Waterfront	793	$265.23	$246.93	7.4%	83.6%	81.9%	1.7%	$221.75	$202.17	9.7%
Westin Fort Lauderdale Beach Resort	432	$254.95	$264.71	(3.7)%	78.1%	74.2%	3.9%	$199.04	$196.48	1.3%
Westin San Diego Bayview	436	$229.57	$217.02	5.8%	72.0%	76.1%	(4.1)%	$165.35	$165.18	0.1%
Westin Washington D.C. City Center	410	$244.68	$219.08	11.7%	69.5%	73.0%	(3.5)%	$170.10	$159.99	6.3%
Worthington Renaissance Fort Worth Hotel	504	$206.33	$197.52	4.5%	70.7%	73.3%	(2.6)%	$145.86	$144.86	0.7%
Comparable Total (2)	10,004	$282.70	$279.08	1.3%	72.6%	71.6%	1.0%	$205.15	$199.89	2.6%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the operating results of the period from November 12, 2024 to December 31, 2024 and the comparable period of 2023.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2024

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
AC Hotel Minneapolis Downtown	$805	$(167)	$198	$—	$—	$31
Atlanta Marriott Alpharetta	$4,404	$1,221	$369	$—	$—	$1,590
Bourbon Orleans Hotel	$4,888	$934	$1,063	$—	$3	$2,000
Cavallo Point, The Lodge at the Golden Gate	$12,055	$290	$1,457	$—	$94	$1,841
Chicago Marriott Downtown Magnificent Mile	$31,913	$4,749	$3,251	$6	$(397)	$7,609
Chico Hot Springs Resort & Day Spa	$3,277	$(280)	$425	$—	$—	$145
Courtyard Denver Downtown	$2,439	$416	$379	$—	$—	$795
Courtyard New York Manhattan/Fifth Avenue	$6,449	$1,524	$343	$311	$88	$2,266
Courtyard New York Manhattan/Midtown East	$12,779	$4,747	$533	$—	$—	$5,280
Embassy Suites by Hilton Bethesda	$3,233	$(1,654)	$577	$—	$1,449	$372
Havana Cabana Key West	$2,756	$138	$308	$—	$—	$446
Henderson Beach Resort	$6,376	$(875)	$1,106	$—	$—	$231
Henderson Park Inn	$1,489	$167	$278	$—	$—	$445
Hilton Garden Inn New York/Times Square Central	$10,174	$3,411	$664	$—	$—	$4,075
Hotel Champlain Burlington	$5,988	$791	$781	$—	$—	$1,572
Hotel Clio	$7,332	$170	$858	$616	$5	$1,649
Hotel Emblem San Francisco	$975	$(464)	$294	$—	$—	$(170)
Kimpton Hotel Palomar Phoenix	$6,250	$910	$507	$—	$193	$1,610
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,459	$(143)	$368	$—	$—	$225
Kimpton Shorebreak Huntington Beach Resort	$4,409	$712	$348	$—	$—	$1,060
L'Auberge de Sedona	$9,624	$3,302	$408	$—	$—	$3,710
Lake Austin Spa Resort	$4,688	$474	$719	$—	$—	$1,193
Margaritaville Beach House Key West	$6,869	$1,443	$769	$—	$—	$2,212
Orchards Inn Sedona	$1,643	$181	$96	$—	$42	$319
Salt Lake City Marriott Downtown at City Creek	$8,534	$1,978	$1,023	$—	$11	$3,012
The Dagny Boston	$9,858	$2,627	$1,545	$—	$—	$4,172
The Gwen	$9,769	$642	$746	$—	$—	$1,388
The Hythe Vail	$9,971	$1,448	$1,166	$—	$—	$2,614
The Landing Lake Tahoe Resort & Spa	$2,476	$67	$247	$—	$—	$314
The Lindy Renaissance Charleston Hotel	$5,821	$2,321	$363	$—	$—	$2,684
The Lodge at Sonoma Resort	$7,484	$1,337	$494	$—	$—	$1,831
Tranquility Bay Beachfront Resort	$4,377	$620	$463	$—	$—	$1,083
Westin Boston Seaport District	$23,574	$2,718	$2,439	$1,935	$(122)	$6,970
Westin Fort Lauderdale Beach Resort	$15,396	$1,771	$1,087	$—	$—	$2,858
Westin San Diego Bayview	$8,646	$726	$1,356	$—	$—	$2,082
Westin Washington D.C. City Center	$7,691	$998	$1,041	$—	$—	$2,039
Worthington Renaissance Fort Worth Hotel	$12,180	$2,227	$977	$696	$—	$3,900
Total	$279,051	$41,477	$29,046	$3,564	$1,366	$75,453
Add: Prior Ownership Results (2)	$1,423	$361	$126	$—	$—	$487
Comparable Total	$280,474	$41,838	$29,172	$3,564	$1,366	$75,940
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Hotel Minneapolis Downtown acquired in 2024.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2023
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,012	$944	$367	$—	$—	$1,311
Bourbon Orleans Hotel	$4,630	$931	$873	$—	$6	$1,810
Cavallo Point, The Lodge at the Golden Gate	$11,228	$684	$1,411	$—	$94	$2,189
Chicago Marriott Downtown Magnificent Mile	$24,363	$1,974	$3,515	$6	$(397)	$5,098
Chico Hot Springs Resort & Day Spa	$2,789	$(434)	$434	$—	$3	$3
Courtyard Denver Downtown	$2,481	$547	$374	$—	$—	$921
Courtyard New York Manhattan/Fifth Avenue	$5,865	$903	$356	$—	$253	$1,512
Courtyard New York Manhattan/Midtown East	$11,883	$3,336	$504	$890	$—	$4,730
Embassy Suites by Hilton Bethesda	$3,326	$(1,775)	$569	$—	$1,463	$257
Havana Cabana Key West	$3,028	$338	$306	$—	$—	$644
Henderson Beach Resort	$6,862	$(807)	$1,043	$—	$—	$236
Henderson Park Inn	$1,679	$156	$272	$—	$—	$428
Hilton Garden Inn New York/Times Square Central	$9,327	$2,862	$649	$—	$—	$3,511
Hotel Champlain Burlington	$5,537	$860	$596	$—	$—	$1,456
Hotel Clio	$7,394	$330	$845	$632	$5	$1,812
Hotel Emblem San Francisco	$1,337	$(284)	$295	$—	$—	$11
Kimpton Hotel Palomar Phoenix	$7,089	$1,386	$497	$—	$178	$2,061
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,247	$(112)	$351	$—	$—	$239
Kimpton Shorebreak Huntington Beach Resort	$5,406	$1,410	$380	$—	$—	$1,790
L'Auberge de Sedona	$9,573	$3,120	$375	$—	$—	$3,495
Lake Austin Spa Resort	$4,969	$28	$696	$—	$—	$724
Margaritaville Beach House Key West	$6,876	$765	$771	$—	$—	$1,536
Orchards Inn Sedona	$2,266	$588	$85	$—	$42	$715
Salt Lake City Marriott Downtown at City Creek	$7,873	$1,831	$917	$—	$11	$2,759
The Dagny Boston	$8,537	$650	$1,534	$—	$—	$2,184
The Gwen	$9,281	$1,215	$1,038	$—	$—	$2,253
The Hythe Vail	$8,880	$832	$1,189	$—	$—	$2,021
The Landing Lake Tahoe Resort & Spa	$2,426	$221	$222	$—	$—	$443
The Lindy Renaissance Charleston Hotel	$5,583	$1,965	$474	$—	$—	$2,439
The Lodge at Sonoma Resort	$6,592	$518	$633	$—	$—	$1,151
Tranquility Bay Beachfront Resort	$5,064	$930	$447	$—	$—	$1,377
Westin Boston Seaport District	$22,327	$161	$2,447	$1,986	$(122)	$4,472
Westin Fort Lauderdale Beach Resort	$15,567	$1,799	$1,022	$—	$—	$2,821
Westin San Diego Bayview	$7,860	$998	$856	$—	$—	$1,854
Westin Washington D.C. City Center	$7,150	$(729)	$1,026	$—	$—	$297
Worthington Renaissance Fort Worth Hotel	$12,240	$2,523	$938	$714	$—	$4,175
Total	$263,547	$30,664	$28,307	$4,228	$1,536	$64,818
Add: Prior Ownership Results (2)	$1,881	$29	$324	$—	$—	$353
Comparable Total	$265,428	$30,693	$28,631	$4,228	$1,536	$65,171
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$805	$(167)	$198	$—	$—	$31
Atlanta Marriott Alpharetta	$17,239	$4,738	$1,474	$—	$—	$6,212
Bourbon Orleans Hotel	$17,507	$2,484	$3,757	$—	$(20)	$6,221
Cavallo Point, The Lodge at the Golden Gate	$47,278	$4,573	$5,781	$—	$375	$10,729
Chicago Marriott Downtown Magnificent Mile	$119,101	$20,068	$12,935	$24	$(1,588)	$31,439
Chico Hot Springs Resort & Day Spa	$14,924	$340	$1,626	$—	$4	$1,970
Courtyard Denver Downtown	$11,346	$3,003	$1,464	$—	$—	$4,467
Courtyard New York Manhattan/Fifth Avenue	$19,840	$1,285	$1,383	$311	$848	$3,827
Courtyard New York Manhattan/Midtown East	$40,157	$9,377	$2,087	$2,086	$—	$13,550
Embassy Suites by Hilton Bethesda	$13,936	$(6,022)	$2,366	$—	$5,817	$2,161
Havana Cabana Key West	$12,065	$1,744	$1,373	$—	$—	$3,117
Henderson Beach Resort	$39,515	$3,821	$4,355	$—	$—	$8,176
Henderson Park Inn	$8,158	$2,196	$1,096	$—	$—	$3,292
Hilton Garden Inn New York/Times Square Central	$29,802	$5,712	$2,617	$—	$—	$8,329
Hotel Champlain Burlington	$22,829	$3,024	$2,756	$—	$—	$5,780
Hotel Clio	$29,267	$1,794	$3,355	$2,475	$19	$7,643
Hotel Emblem San Francisco	$5,217	$(1,085)	$1,204	$—	$—	$119
Kimpton Hotel Palomar Phoenix	$24,778	$3,701	$1,978	$—	$777	$6,456
Kimpton Shorebreak Fort Lauderdale Beach Resort	$9,565	$(719)	$1,442	$—	$—	$723
Kimpton Shorebreak Huntington Beach Resort	$21,406	$5,703	$1,409	$—	$—	$7,112
L'Auberge de Sedona	$32,751	$8,605	$1,530	$—	$—	$10,135
Lake Austin Spa Resort	$20,109	$2,024	$2,802	$—	$—	$4,826
Margaritaville Beach House Key West	$30,186	$8,830	$2,833	$—	$—	$11,663
Orchards Inn Sedona	$7,663	$1,228	$360	$—	$168	$1,756
Salt Lake City Marriott Downtown at City Creek	$33,838	$8,403	$3,851	$—	$60	$12,314
The Dagny Boston	$38,901	$7,905	$6,263	$—	$—	$14,168
The Gwen	$37,845	$4,364	$3,221	$—	$—	$7,585
The Hythe Vail	$49,642	$13,781	$4,686	$—	$—	$18,467
The Landing Lake Tahoe Resort & Spa	$13,673	$3,034	$900	$—	$—	$3,934
The Lindy Renaissance Charleston Hotel	$22,974	$8,716	$1,506	$—	$—	$10,222
The Lodge at Sonoma Resort	$29,510	$5,808	$2,109	$—	$—	$7,917
Tranquility Bay Beachfront Resort	$21,527	$4,668	$1,825	$—	$—	$6,493
Westin Boston Seaport District	$101,158	$10,286	$9,776	$7,777	$(490)	$27,349
Westin Fort Lauderdale Beach Resort	$67,634	$12,441	$4,269	$—	$—	$16,710
Westin San Diego Bayview	$35,484	$4,825	$5,116	$—	$—	$9,941
Westin Washington D.C. City Center	$32,521	$3,966	$4,272	$—	$—	$8,238
Worthington Renaissance Fort Worth Hotel	$49,732	$9,036	$3,613	$2,796	$—	$15,445
Total	$1,129,883	$183,490	$113,588	$15,469	$5,970	$318,614
Add: Prior Ownership Results (2)	$9,257	$1,683	$1,098	$—	$—	$2,781
Comparable Total	$1,139,140	$185,173	$114,686	$15,469	$5,970	$321,395
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2023
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$16,596	$4,024	$1,458	$—	$—	$5,482
Bourbon Orleans Hotel	$18,079	$3,762	$3,425	$—	$25	$7,212
Cavallo Point, The Lodge at the Golden Gate	$44,990	$5,131	$5,609	$—	$375	$11,115
Chicago Marriott Downtown Magnificent Mile	$103,932	$16,266	$14,224	$23	$(1,589)	$28,924
Chico Hot Springs Resort & Day Spa	$5,384	$(77)	$629	$—	$3	$555
Courtyard Denver Downtown	$11,696	$3,446	$1,500	$—	$—	$4,946
Courtyard New York Manhattan/Fifth Avenue	$19,536	$1,777	$1,453	$—	$1,014	$4,244
Courtyard New York Manhattan/Midtown East	$37,773	$6,687	$2,028	$3,561	$—	$12,276
Embassy Suites by Hilton Bethesda	$13,438	$(6,692)	$2,282	$—	$5,873	$1,463
Havana Cabana Key West	$12,884	$2,632	$1,183	$—	$—	$3,815
Henderson Beach Resort	$39,382	$3,685	$4,091	$—	$—	$7,776
Henderson Park Inn	$8,723	$2,365	$1,057	$—	$—	$3,422
Hilton Garden Inn New York/Times Square Central	$28,635	$6,184	$2,578	$—	$—	$8,762
Hotel Champlain Burlington	$23,437	$5,697	$2,275	$—	$—	$7,972
Hotel Clio	$27,208	$449	$3,335	$2,529	$19	$6,332
Hotel Emblem San Francisco	$6,561	$(1,024)	$1,185	$—	$—	$161
Kimpton Hotel Palomar Phoenix	$25,669	$4,110	$2,143	$—	$716	$6,969
Kimpton Shorebreak Fort Lauderdale Beach Resort	$8,414	$(863)	$1,272	$—	$—	$409
Kimpton Shorebreak Huntington Beach Resort	$21,986	$6,073	$1,557	$—	$—	$7,630
L'Auberge de Sedona	$31,140	$7,743	$1,480	$—	$—	$9,223
Lake Austin Spa Resort	$20,431	$1,865	$2,612	$—	$—	$4,477
Margaritaville Beach House Key West	$30,231	$8,583	$3,137	$—	$—	$11,720
Orchards Inn Sedona	$8,491	$1,694	$358	$—	$168	$2,220
Salt Lake City Marriott Downtown at City Creek	$31,106	$8,380	$2,828	$—	$42	$11,250
The Dagny Boston	$35,555	$4,324	$5,729	$—	$—	$10,053
The Gwen	$36,407	$4,726	$4,201	$—	$—	$8,927
The Hythe Vail	$46,607	$12,206	$4,792	$—	$—	$16,998
The Landing Lake Tahoe Resort & Spa	$12,500	$2,741	$888	$—	$—	$3,629
The Lindy Renaissance Charleston Hotel	$23,341	$8,548	$1,892	$—	$—	$10,440
The Lodge at Sonoma Resort	$30,403	$5,435	$2,566	$—	$—	$8,001
Tranquility Bay Beachfront Resort	$23,286	$5,331	$1,762	$—	$—	$7,093
Westin Boston Seaport District	$93,839	$5,431	$9,870	$7,955	$(490)	$22,766
Westin Fort Lauderdale Beach Resort	$65,632	$10,977	$4,117	$—	$—	$15,094
Westin San Diego Bayview	$34,984	$7,021	$3,417	$—	$—	$10,438
Westin Washington D.C. City Center	$29,631	$706	$4,096	$—	$—	$4,802
Worthington Renaissance Fort Worth Hotel	$46,960	$7,348	$4,273	$2,858	$—	$14,479
Total	$1,074,867	$166,691	$111,302	$16,926	$6,156	$301,156
Add: Prior Ownership Results (2)	$17,585	$2,247	$1,821	$—	$—	$4,068
Comparable Total	$1,092,452	$168,938	$113,123	$16,926	$6,156	$305,224
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and Chico Hot Springs Resort & Day Spa acquired in 2023.